Exhibit (a)(2)

[PRELIMINARY FORM OF PROXY CARD]

RESTORATION HARDWARE, INC.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Gary G. Friedman and Chris Newman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of stockholders of Restoration Hardware, Inc. to be held at [—], on [—], [—], 2008, at [—] Pacific time, or any adjournment or postponement thereof, and to vote the number of shares of common stock of Restoration Hardware, Inc. which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as instructed on the reverse.

Receipt of the Notice of Special Meeting of Stockholders to be held on [—], [—], 2008 and the Proxy Statement dated [—], 2008, is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2. The Proxies will vote as specified on the reverse, or, if a choice is not specified, they will vote “FOR” Proposal 1 and “FOR” Proposal 2 and with discretionary authority on all other matters unknown by Restoration Hardware, Inc. a reasonable time prior to the solicitation of proxies that may come before the special meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares

may be represented at the special meeting of stockholders.

(Continued and to be signed on reverse side.)

ADDRESS CHANGE/COMMENTS

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.

▼ DETACH PROXY CARD ▼

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

	FOR	AGAINST	ABSTAIN

1.      Adoption of the Agreement and Plan of Merger, dated as of November 8, 2007, among Restoration Hardware, Inc., Home Holdings, LLC and Home Merger Sub, Inc., as amended by the First Amendment thereto dated as of January 24, 2008 (the “Amended Merger Agreement”) as it may be amended from time to time.

	☐	☐	☐

2. Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Amended Merger Agreement.	☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other business unknown by Restoration Hardware, Inc. a reasonable time prior to the solicitation of proxies as may properly come before the special meeting or any adjournments or postponements thereof.

To change your address, please mark this box.	☐

To include comments, please mark this box.	☐

(Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)

Date Share Owner sign here	Co-Owner sign here